ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 1 | Page

Thank you all for joining us today. This call is being recorded and webcast live and may be accessed for one year via the A10 Networks website, www.a10networks.com. Members of A10's management team joining me today are, Lee Chen, Founder & CEO; Tom Constantino, CFO; and Chris White, EVP of worldwide sales. Before we begin, I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its third quarter 2018 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company’s website www.a10networks.com. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 2 | Page

During the course of today’s call, management will make forward-looking statements, including statements regarding our projections for our future operating results, our ability to transform our sales team, our expectations regarding future opportunities and our ability to execute on those opportunities, our expectations for future revenue and market growth, the development and performance of our products, our current and future strategies, our beliefs relating to our competitive advantages, our expectations with respect to the 5G market, our ability to penetrate certain markets, anticipated customer benefits from use of our products, expected product launches and the general growth of our business. These statements are based on current expectations and beliefs as of today, October 30, 2018. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially and you should not rely on them as predictions of future events. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. For a more detailed description of these risks and uncertainties, please refer to our most recent 10-Q and 10-K. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 3 | Page

Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A reconciliation between GAAP and non- GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company’s website. We will provide our current expectations for the fourth quarter of 2018 on a non-GAAP basis. However, we are unable to make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Before I turn the call over to Lee, I’d like to announce that on November 16th at 8 AM pacific time, management will host a Tech Talk and Q&A session for investors and analysts to discuss 5G and the Need to Auto Scale, Auto Protect and Automate the Network. Now I would like to turn the call over to Lee Chen, Founder and CEO of A10 Networks. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 4 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 5 | Page

Thank you, Maria and thank you all for joining us today. The A10 team delivered solid results in the third quarter. Building on the highest second quarter in our history, we delivered revenue of 60.5 million dollars in the third quarter, exceeding the high-end of our guidance range. We also delivered a total non-GAAP gross margin of 78.8 percent and on the bottom- line generated non-GAAP EPS of 3 cents. Our performance in the quarter was led by our security portfolio, strong growth with our large cloud customer combined with our sharpened focus on execution. CFW and TPS were strong during the quarter. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 6 | Page

In the quarter, we continued to execute on our initiatives to transform our sales team and improve our execution. Earlier this year, we made a number of important changes to reorganize and energize our global sales team. While it is still early in our sales transformation, we are pleased with the initial results of our efforts. In EMEA, which is a region where we have historically not had strong performance and recently changed leadership, we were especially pleased to see product revenue more than double sequentially. We are also seeing good progress in APAC, where product revenue grew nearly 50 percent year-over-year. We are building a culture to win in our selected markets and have an enhanced focus on new business. Our sales team did a terrific job driving sales into a number of new accounts and we are building a strong funnel of opportunities for our 5G, Security, and Cloud solutions. In total, we added over 200 new customers in the quarter. We have more work ahead to continue transforming our go-to-market engine, but believe we are on the right path and remain confident in our strategy to grow our business. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 7 | Page

5G, Security and Cloud opportunities are large and growing for A10. We are focused on expanding our advanced suite of 5G, security and cloud solutions to address evolving trends in the market, including the growing cyber threat landscape and cloud-based applications. Our vision is to simplify application security by providing visibility and automated operations while reducing costs for our customers. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 8 | Page

INTELLIGENT AUTOMATION DEFENSE PORTFOLIO
Automation & Analytics
aGalaxy
DDoS Management
Harmony Controller
Management & Visibility
Secure Application Services
Thunder TPS
DDoS Protection
Thunder SSLi
SSL Visibility
Thunder CFW
Converged Firewall
Thunder ADC
App Delivery Controller
Thunder CGN
IPv4 Preservation
SECURITY
APPLICATION DELIVERY
Platform
Advanced Core Operating System (ACOS)
SECURITY
5G
CLOUD
9

We are building momentum in the market with our highly scalable and intelligent automation driven security solutions, and we are winning with our customers as we take a holistic approach. We achieved record product revenue for our Thunder CFW solution and sequentially nearly tripled our product revenue for our Thunder TPS solution. Security product revenue was over 40 percent of total product revenue in Q3, and we are seeing the momentum continue as we are experiencing healthy bookings growth in CFW and TPS.

We are pleased with the strong traction we are building globally with our security solutions and we are well on the path to meet our goal for security product revenue to exceed 30 percent of our product revenue mix in 2018.

Our security solutions continue to gain industry recognition. Our Thunder TPS was recently awarded the DDoS defense effectiveness certification by NimbusDDOS. Thunder TPS is the only DDoS solution in the market to receive this award. We believe this award along with the many others we have earned this year, demonstrate the power of our advanced innovations.

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 9 | Page

A10’s Harmony Controller plays a strategic role in driving our vision in automated operations through prescriptive data analysis and machine learning. We continue to innovate and expand the analytic capabilities of our security offerings across our Harmony Controller platform. We recently released an upgrade that expands Harmony Controller’s connected intelligence capabilities through a new Harmony Controller App that supports A10’s enterprise SSL inspection solution. With this offering we provide a complete solution with new levels of control and simplified analytics to help businesses keep up with the rapid growth in encrypted traffic and ever evolving cyber threats. The Harmony Controller simplifies multi-site deployment and management, with detailed visibility and insights into application traffic. We believe A10 stands out competitively with these solutions due to their diverse range of security features designed to provide customers with greater performance, scalability and reliability in managing the delivery and security of their applications. Harmony Controller is one of our growing number of products offered on a subscription basis and it is helping us to build a strong pipeline of opportunities to drive more software subscription revenue. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 10 | Page

5G
5G AND IOT TRANSFORMATION
10X
Increase in data speeds with 5G(1)
1B
5G devices by 2023(2)
$100B
US Operator equipment investments over next 3 years(3)
11
1. Network World ; 2. Ericsson ; 3. GSMA
A10

5G is the evolving market that I am most excited about. 5G will be large, global, and significant. We have been hard at work making advances across our entire product portfolio to win in 5G. The planned scale of 5G networks around the world represents a new era of high-speed connectivity and a dramatic transformation in mobile services. Beyond faster speeds, 5G will drive new applications in IoT, autonomous vehicles, telemedicine, robotics, and smart factories and cities. To enable the true vision of 5G, the industry will require massive scale, real-time data transmission and automation, which means we have to increase the reliability, reduce the latency in the 5G network and provide centralized management with machine learning.

With existing 4G networks, the Carrier Grade NAT, firewall, ADC, DDoS, deep packet inspection and other elements have been traditionally provided by a variety of vendors. This heterogenous approach creates complexity and latency, all the things you do not want in emerging 5G Networks.

A10’s 5G-GiLAN solution consolidates all these network security and application capabilities into one single platform. We deliver lower latency, operational efficiency, better security and lower total cost of ownership. On top of this, our Harmony Controller adds deep analytics and machine learning which provides service providers the ability to manage and troubleshoot all these functions from a single pane of glass.

A10's 5G-GiLAN solution is the only converged solution currently on the market that provides carrier-grade scale and comprehensive application and network visibility through Harmony Controller. This synergistic approach drove our major expansion win during the quarter with a Japanese mobile operator, one of the most progressive carriers leading the charge in 5G. Our strong 4G installed base of service providers provides us with an advantage as we bring our 5G ready products to market with Harmony Controller. While it is still early, we are having very good discussions with carriers in Asia and Europe regarding their 5G plans; stay tuned for more to come.

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 11 | Page

Before I pass it to Tom, I want to highlight a few recent customer engagements that show how A10’s solutions are helping secure and improve the performance of networks and mission-critical applications: • A next generation Managed Security Service Provider based in Europe that ensures high availability of its customers' assets by protecting them against high scale DDoS and cyber threats, was looking for a highly scalable and reliable DDoS defense solution and chose A10's Thunder TPS. A10 provided the best performance with the smallest footprint, which was a key selling point for this customer. Moreover, A10's open API allowed this customer to build their own fully customized Service Dashboard on top of our technology. • Following a competitive bake-off, a leading automotive component supplier based in Japan selected A10's Thunder CFW with SSLi to augment their existing Cloud proxy solution to improve the user experience and secure their Office 365 environment. A10’s solution was selected because the customer saw immense value in the ability to manage and troubleshoot these functions from a single pane of glass, and found our Harmony controller platform extremely reliable and easy-to-use. • A financial agency of the U.S. Government chose A10's Thunder CFW with SSLi to provide a security blanket in front of its next-generation application firewall by decrypting, inspecting and re-encrypting incoming traffic. Our solution's speed and ability to quickly scale up will help strengthen this customer's security posture against cyberthreats hidden in encrypted data and meet their compliance requirements. In summary, we are pleased with our improved execution and the initial results we are seeing from our sales transformation. Our product portfolio is strong and we have more enhancements coming. We are excited about the momentum we are building in the market and the many technology advancements that materially matter to our customers. We have a clear strategy and are hyper-focused on maximizing our opportunities in the fast-growing areas of security, 5G and cloud. With that, I’d like to turn the call over to Tom to review the details of our third quarter financial performance and fourth quarter guidance. Tom? ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 12 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 13 | Page

Thank you Lee. Third quarter revenue was 60.5 million dollars, compared with 62.0 million dollars in the same period last year. We grew deferred revenue 5 percent year-over-year, to reach 94.9 million dollars. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 14 | Page

Third quarter product revenue was 38.3 million dollars, representing 63 percent of total revenue, and service revenue was 22.2 million dollars, or 37 percent of total revenue. This compares with product revenue of 40.4 million dollars or 65 percent of revenue and service revenue of 21.6 million dollars or 35 percent of total revenue in Q3 of 2017. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 15 | Page

From a geographic standpoint, third quarter revenue from United States was 27.0 million dollars, compared with 29.0 million dollars in Q3 of last year. Third quarter revenue from Japan was 14.0 million dollars, compared with a record 16.6 million dollars in Q3 of last year. Third quarter revenue from APAC, excluding Japan, was 9.3 million dollars, up 30 percent year-over-year. Third quarter revenue from EMEA was 8.1 million dollars, representing a 33 percent year-over-year increase. Revenue from LATAM was 2.0 million dollars, compared with 3.1 million dollars in in the same period last year. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 16 | Page

Enterprise revenue grew 21 percent year-over-year to reach 35.8 million dollars, or 59 percent of revenue. We had one cloud customer that contributed 15 percent of total third quarter revenue. Service provider revenue was approximately 24.8 million dollars, or 41 percent of revenue. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 17 | Page

As we move beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless stated otherwise. We delivered third quarter total gross margin of 78.8 percent, an increase of 20 basis points from last quarter and up 50 basis points from Q3 of last year. Third quarter product gross margin was 77.1 percent, an increase of 20 basis points from last quarter and up 10 basis points from Q3 of 2017. Our improvement in gross margin was driven by geo mix, which always plays a factor, as well as a higher mix of software and security revenue. Services gross margin came in at 81.8 percent, flat compared to last quarter and up 100 basis points compared to Q3 of 2017. We ended the quarter with headcount of 875 compared with 855 at the end of last quarter. Non-GAAP operating expenses came in at 45.1 million dollars, compared with 45.3 million dollars in the prior quarter. Non-GAAP operating income was 2.5 million dollars, compared with 2.4 million dollars in the prior quarter. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 18 | Page

Non-GAAP net income for the quarter was 2.3 million dollars, or 3 cents per diluted share, compared with 2.6 million dollars, or 3 cents on a fully diluted per share basis in Q3 of last year. Diluted and basic weighted shares used for computing non-GAAP EPS for the third quarter were approximately 74.9 million shares. Moving to the balance sheet, average days sales outstanding were 78 days, up from 75 in the prior quarter. At September 30, 2018 we had 123.6 million dollars in total cash and marketable securities, compared with 127.4 million dollars at the end of June. ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 19 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 20 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 21 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 22 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 23 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 24 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 25 | Page

ATEN – Q3 2018 Financial Results Conference Call – Tuesday, Oct. 30, 2018 26 | Page